SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report November 14, 2000

HOUSEHOLD CONSUMER LOAN TRUST 1996-1
Exact name of registrant as specified in its charter)

HOUSEHOLD FINANCE CORPORATION
(Administrator of the Trust)
(Exact name as specified in Administrator's charter)

Delaware	0-21979	88-0367746
(State or other jurisdiction of incorporation Identification of Administrator)	(Commission File Numbers)	(IRS Employer Number of Registrant)

2700 Sanders Road, Prospect Heights, Illinois		60070
(Address of principal executive offices of		(Zip Code)
Administrator)

Administrator's telephone number, including area code 847/564-5000

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

99

Statement to Series 1996-1 Participants with respect to the distribution on November 14, 2000 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-1 Supplement to the Pooling and Servicingagreement, (b) Noteholders with respect to the Payment Date on November 15, 2000 as provided for under Section 3.23 of the Indenture dated as of March 1, 1996 betweenHousehold Consumer Loan Trust 1996-1 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on November 15, 2000 as provided for under Section 5.04 of the Trust Agreement dated as of March 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank (USA), as Owner Trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION, As Administrator of and on behalf of the HOUSEHOLD CONSUMER LOAN TRUST 1996-1 (Registrant) By: /s/ J. W. Blenke J.W. Blenke, Authorized Representative

Dated: November 21, 2000

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EXHIBIT INDEX

Exhibit Number		Exhibit
99

Statement to Series 1996-1 Participants with respect to the distribution on November 14, 2000 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1996-1 Supplement to the Pooling and Servicingagreement, (b) Noteholders with respect to the Payment Date on November 15, 2000 as provided for under Section 3.23 of the Indenture dated as of March 1, 1996 betweenHousehold Consumer Loan Trust 1996-1 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on November 15, 2000 as provided for under Section 5.04 of the Trust Agreement dated as of March 1, 1996 between Household Consumer Loan Corporation and The Chase Manhattan Bank (USA), as Owner Trustee.

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